EXHIBIT 99.1

(Translation)

Financial Results for the First Quarter of the Fiscal Year Ending March 31, 2017 [US GAAP] [Consolidated]

May 10, 2017

Company name	Kubota Pharmaceutical Holdings Co., Ltd.
Stock exchange listing	Tokyo Stock Exchange Mothers Market
Code number	4596
URL	www.kubotaholdings.co.jp/en/
Representative	Dr. Ryo Kubota
Title: Chairman, President and Chief Executive Officer
Contact	Yasuo Ishikawa, Director of Financial Reporting
Japan Office
(Telephone: 03-5789-5872)
Scheduled date of quarterly report submission	May 10, 2017
Scheduled date of dividend payment commencement	—
Supplementary materials for financial results	Yes
Earnings announcement for financial results	No

1. Financial Results for the Three Months Ended March 31, 2017 in FY2017 (Consolidated) (January 1, 2017 to March 31, 2017)
(1) Consolidated Operating Results
(Unit: in millions, % change from the previous fiscal year)

	Revenue from collaborations		Loss from operations		Income (loss) before income tax		Net loss attributable to common shareholders
	$—		$(9)		$(9)		$(9)
1Q FY2017	¥—	NA	¥(1,025)	NA	¥(983)	NA	¥(983)	NA
	$—		$—		$—		$—
1Q FY2016	¥—	—%	¥—	—	¥—	—	¥—	—

(Note) Comprehensive loss: 1Q FY2017 - JPY ¥1,580 million (US $9 million);

(Unit: ¥ or $, except for %)

	Basic loss per share	Diluted loss per share

	$(0.23)	$(0.23)
1Q FY2017	¥(25.98)	¥(25.98)
	$—	$—
1Q FY2016	¥—	¥—

(2) Consolidated Financial Position
(Unit: in millions, except for % and per share data)

	Total assets	Net assets	Shareholders’ equity	Shareholders’ equity ratio	Shareholders' equity per share

	$139	$134	$134		$3.54
As of March 31, 2017	¥15,548	¥15,056	¥15,056	96.8%	¥397.03
	$147	$142	$142		$3.74
As of December 31, 2016	¥17,169	¥16,520	¥16,520	96.2%	¥436.14

2. Dividends

(Unit: US$ and ¥)

	Annual dividend per share
	First Quarter	Second Quarter	Third Quarter	Year-end	Total
	$—	$—	$—	$—	$0
FY2016	¥—	¥—	¥—	¥—	¥0
	$—	$—	$—	$—	$0
FY2017	¥—	¥—	¥—	¥—	¥0
	$—	$—	$—	$—	$0
FY2017 (forecast)	¥—	¥—	¥—	¥—	¥0
(Note) Revisions to dividend forecast most recently announced: None.

3. Projected Financial Results for FY2017 (January 1, 2017 to December 31, 2017)
(Unit: US$ and ¥ in millions, except for % and per share data)

	Revenue from collaborations	Loss from operations	Income (loss) before income tax	Net loss	Net loss per share [1]
Full Year 2017 Forecast	$—	$(39)	$(38)	$(38)	$(1.00)
	¥—	¥(4,290)	¥(4,180)	¥(4,180)	¥(110.00)
Percentage Change (%) - omitted where not meaningful	—%	—%	—%	—%	—%

(Note) Revisions to projected financial results for FY2017 most recently announced: None.

1 - Net income (loss) per share was computed for Full Year 2017 Forecast using 37,921,176 weighted average shares for expected basic and diluted shares outstanding.

Note: Earnings forecast of the Company is based on US dollar amounts. Amounts as to the earnings forecast for FY2017 are converted amounts (Japanese Yen (¥) in thousands except for per share amounts) at the rate of 1 US Dollars = ¥110 which is the rate use to forecast 2017 for the sake of convenience.

4. Others
(1) Changes in significant subsidiaries during the period (changes in specified subsidiaries resulting in a change in scope of consolidation): Not Applicable

(2) Adoption of simplified accounting method or specific accounting methods: None

(3) Changes in accounting policies
(i) Changes caused by revision of accounting standards, etc: None
(ii) Changes other than (i) None

(4) Number of shares issued and outstanding (common stock)

1) Number of shares issued and outstanding as of the end of the reporting period (including treasury stock):

Number of Common Shares
As of March 31, 2017	37,921,176
As of December 31, 2016	37,877,705

2) Number of shares of treasury stock as of the end of the reporting period:

Number of Treasury Shares
As of March 31, 2017	70
As of December 31, 2016	70

3) Average number of shares outstanding during the reporting period:

Weighted Average Number of Common Shares
1Q FY2017	37,838,431
1Q FY2016	—

* Implementation status of quarterly review procedures
The quarterly financial report is exempt from quarterly review procedures as stipulated under the Financial Instruments and Exchange Act of Japan.

* Disclaimer Regarding Forward-Looking Statements and Other Items of Note
Effective December 1, 2016, we completed a triangular merger, the Redomicile Transaction, pursuant to which Acucela Inc., the former parent company of Kubota Holdings, the Company, merged with and into Acucela North America Inc., a wholly owned subsidiary of the Company, established on March 24, 2016, as a surviving corporation. Under such transaction, the shares of common stock of the Company were allocated and issued to the shareholders of Acucela Inc. in exchange for the common stock of such company. The Company listed on the Tokyo Stock Exchange Mothers Market on December 6, 2016. The current fiscal year is the first year we are reporting full year operations of the Company. Therefore, we have no comparable prior period disclosures for the period ended March 31, 2016. Please see "1. Qualitative Information for the First Quarter - (3) Qualitative Information on Operating Results Forecast" below for the details.

Forecasts and other forward-looking statements included in this report are based on information currently available and certain assumptions that the Company deems reasonable. Actual performance and other results may differ significantly due to various factors.

1. Qualitative Information for the First Quarter of FY2017

(1) Qualitative Information on Operating Results
Effective December 1, 2016, we completed a triangular merger, the Redomicile Transaction, pursuant to which Acucela Inc., the former parent company of Kubota Holdings, the Company, merged with and into Acucela North America Inc., a wholly owned subsidiary of the Company, established on March 24, 2016, as a surviving corporation. Under such transaction, the shares of common stock of the Company were allocated and issued to the shareholders of Acucela Inc. in exchange for the common stock of such company. For the convenience of our shareholders, we have used figures of the former Acucela Inc. for 1Q FY 2016.

Comparison of the Three Month Periods Ended March 31, 2017 and March 31, 2016
Revenue from collaborations. Revenues from collaborations for the three months ended March 31, 2017 totaled ¥0 million ($0.0 million), representing a decrease of ¥423 million ($3.8 million), or 100.0%, over the same period in 2016.
By program, revenues were as follows (in thousands JPY (¥), except for %):

	Three Months Ended March 31,		2016 to 2017 ¥ Change	2016 to 2017 % Change
	2017	2016
Emixustat	¥—	¥423,226	¥(423,226)	(100.0)%
Total	¥—	¥423,226	¥(423,226)	(100.0)%
By program, revenues were as follows (in thousands US$, except for %):

	Three Months Ended March 31,		2016 to 2017 $ Change	2016 to 2017 % Change
	2017	2016
Emixustat	$—	$3,756	$(3,756)	(100.0)%
Total	$—	$3,756	$(3,756)	(100.0)%

The decrease in revenue from collaborations for the three months ended March 31, 2017 compared to the same period in 2016 was due to the completion of the Emixustat clinical trial during the year and wind-down activities related to Emixustat following the termination of our collaboration with Otsuka. Wind-down activities related to Emixustat were completed in December 2016.
Our Phase 2b/3 clinical trial results related to Emixustat for the treatment of geographic atrophy was completed in May 2016. We do not expect to generate any revenue from the terminated collaboration with Otsuka related to Emixustat in the future.
Research and development.
We anticipate that potential product candidates developed under our strategic plan may be developed independently, and, in the absence of establishing new collaborations, our expenditures on such programs will not be funded by collaborative partners. As a consequence, we expect our total research and development expenses to increase in absolute dollars as we pursue development of our product candidates in multiple indications and potentially execute additional in-licensing transactions resulting in potential upfront and milestone payments.
Research and development expense for the three months ended March 31, 2017 totaled approximately ¥554 million ($4.9 million), representing a decrease of approximately ¥451 million ($4.0 million), or 44.9%, over the same period in 2016.
By program, our research and development expenses were as follows (in thousands JPY (¥), except for %):

	Three Months Ended March 31,		2016 to 2017 ¥ Change	2016 to 2017 % Change
	2017	2016
Internal Research	¥387,034	¥613,176	¥(226,142)	(36.9)%
Emixustat	167,084	391,817	(224,733)	(57.4)%
Total	¥554,118	¥1,004,993	¥(450,875)	(44.9)%
By program, our research and development expenses were as follows (in thousands US$, except for %):

	Three Months Ended March 31,		2016 to 2017 $ Change	2016 to 2017 % Change
	2017	2016
Internal Research	$3,407	$5,442	$(2,035)	(37.4)%
Emixustat	1,471	3,477	(2,006)	(57.7)%
Total	$4,878	$8,919	$(4,041)	(45.3)%
Research and development expenses incurred through our internal research activities decreased for the three months ended March 31, 2017 compared to same period in 2016, mainly due to a 2016 upfront non-refundable fee of ¥572 million ($5.0 million) paid to YouHealth in connection with the option and license agreement for lanosterol technology. In 2017, internal research expenses, excluding the YouHealth payment, increased due to new product development in connection with execution of our strategic plan.
Research and development expense related to clinical programs under the Emixustat Agreement decreased for the three months ended March 31, 2017 compared to same period in 2016, mainly due to the completion of the Phase 2b/3 clinical trial and related wind-down in activities related to such clinical trial following the termination of the Emixustat Agreement in 2016. In 2017, we incurred ¥167 million ($1.5 million) in research and development expense related to the Emixustat clinical programs for Stargardt disease and proliferative diabetic retinopathy.
General and administrative.
The general and administrative expenses were as follows (in thousands JPY (¥), except for %):

	Year Ended March 31,		2016 to 2017 ¥ Change	2016 to 2017 % Change
	2017	2016
General and administrative	¥470,561	¥876,650	¥(406,089)	(46.3)%
The general and administrative expenses were as follows (in thousands US$, except for %):

	Year Ended March 31,		2016 to 2017 $ Change	2016 to 2017 % Change
	2017	2016
General and administrative	$4,142	$7,780	$(3,638)	(46.8)%
General and administrative expenses decreased ¥406 million ($3.6 million) for the three months ended March 31, 2017 compared to same period in 2016 primarily due to the following:

•	we recognized less stock based compensation expense primarily due to market based awards which fully vested the prior year in the amount of ¥209 million ($1.9 million);

•	we paid ¥128 million ($1.1 million) less in corporate legal expenses and charges related to the Redomicile Transaction;

•	we incurred fewer charges in labor, taxes, and other benefits of ¥49 million ($0.4 million) due to having fewer employees in 2017; and

•	other expenses decreased by ¥20 million ($0.2 million) in the current year.

(2) Qualitative Information on Financial Position

Current Assets

Current assets as of March 31, 2017 totaled ¥13,321 million ($118.7 million), representing a decrease of ¥1,510 million ($8.6 million) over December 31, 2016.  This change was primarily the result of decrease in short-term investments (from long-term) and cash. Accounts receivable decreased ¥170 million ($1.4 million) due to termination of Otsuka agreement.

Non-current Assets

Non-current assets as of March 31, 2017 totaled ¥2,227 million ($19.9 million), representing a decrease of ¥110 million ($0.2 million) from December 31, 2016.  This change was the result of a decrease in long-term investments due to increased costs related to new product development.

Current Liabilities

Current liabilities as of March 31, 2017 totaled ¥376 million ($3.3 million), representing a decrease of ¥162 million ($1.3 million) over December 31, 2016.  This change was primarily a decrease in payables and accrued compensation which was due to the termination of Otsuka collaboration.

Long-term Liabilities

The Company had ¥117 million ($1.0 million) in long-term liabilities at March 31, 2017 which represented our long-term portion of deferred office rent. There was no material long-term liabilities at March 31, 2017.

Shareholders’ Equity

Shareholders' equity as of March 31, 2017 totaled ¥15,056 million ($134.2 million), representing a decrease of ¥1,464 million ($7.6 million) over December 31, 2016.  This change was due to ¥983 million ($8.7 million) change in accumulated deficit, as a result of the Company’s losses during the period and a decrease of foreign currency translation adjustments because of the Japanese yen appreciation.

(3) Qualitative Information on Operating Results Forecast

There are no changes to the earnings projections for the year ending December 31, 2017 released on February 14, 2017.

2. Quarterly Financial Statements and Other Information

(1) Condensed Consolidated Balance Sheets
KUBOTA PHARMACEUTICAL HOLDINGS CO., LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2016		March 31, 2017

Assets
Current assets:
Cash and cash equivalents	$8,949	¥1,042,474	$12,237	¥1,372,898
Investments	113,365	13,205,924	102,173	11,462,765
Accounts receivable from collaborations	2,055	239,393	616	69,074
Prepaid expenses and other current assets	2,950	343,643	3,713	416,621
Total current assets	127,319	14,831,434	118,739	13,321,358
Property and equipment, net	770	89,643	728	81,681
Long-term investments	18,975	2,210,404	18,610	2,087,911
Other assets	319	37,053	513	57,459
Total assets	$147,383	¥17,168,534	$138,590	¥15,548,409
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$439	¥51,132	$673	¥75,461
Accrued liabilities	1,726	201,004	1,384	155,244
Accrued compensation	2,295	267,373	1,138	127,659
Deferred rent and lease incentives	153	17,795	153	17,206
Total current liabilities	4,613	537,304	3,348	375,570
Commitments and contingencies
Long-term deferred rent, lease incentives, and others	953	110,967	1,042	116,915
Total long-term liabilities	953	110,967	1,042	116,915
Shareholders’ equity:
Common stock, no par value, 151,358 shares authorized as of March 31, 2017 and December 31, 2016; 37,921 and 37,878 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	207,449	23,730,843	208,463	23,846,283
Accumulated other comprehensive loss	(132)	285,249	(110)	(311,640)
Accumulated deficit	(65,500)	(7,495,829)	(74,153)	(8,478,719)
Total shareholders’ equity	141,817	16,520,263	134,200	15,055,924
Total liabilities and shareholders’ equity	$147,383	¥17,168,534	$138,590	¥15,548,409

(2) Condensed Consolidated Statements of Operations

KUBOTA PHARMACEUTICAL HOLDINGS CO., LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2017
Expenses:
Research and development	4,878	554,118
General and administrative	4,142	470,561
Total expenses	9,020	1,024,679
Loss from operations	(9,020)	(1,024,679)
Other income (expense), net:
Interest income	355	40,393
Other income, net	14	1,634
Total other income, net	369	42,027
Loss before income tax	(8,651)	(982,652)
Income tax expense	(2)	(238)
Net loss	(8,653)	(982,890)
Net loss attributable to common shareholders	$(8,653)	¥(982,890)

(3) Condensed Consolidated Statements of Comprehensive Loss

KUBOTA PHARMACEUTICAL HOLDINGS CO., LTD
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands)
(unaudited)

	Three months ended March 31,
	2017
Net loss	$(8,653)	¥(982,890)
Other comprehensive income (loss):
Net unrealized gain on securities, net of tax	22	2,489
Cumulative translation adjustment, net of tax	—	(599,378)
Comprehensive loss	(8,631)	(1,579,779)
Comprehensive loss attributable to common shareholders	$(8,631)	¥(1,579,779)

(4) Condensed Consolidated Statements of Cash Flows
KUBOTA PHARMACEUTICAL HOLDINGS CO., LTD.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)
(unaudited)

	Three months ended March 31,
	2017

Cash flows from operating activities
Net loss	$(8,653)	¥(982,890)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	80	9,022
Stock-based compensation	990	112,735
Amortization, net, of premium/discount on marketable securities	93	10,555
Changes in operating assets and liabilities:
Accounts receivable from collaborations	1,439	163,504
Prepaid expenses and other current assets	(649)	(73,831)
Accounts payable	234	26,545
Accrued liabilities	(342)	(38,821)
Accrued compensation	(1,157)	(131,471)
Deferred rent and lease incentives	89	10,238
Other assets	(194)	(22,046)
Net cash used in operating activities	(8,070)	(916,460)
Cash flows from investing activities
Purchases of marketable securities available for sale	(25,044)	(2,844,864)
Maturities of marketable securities available for sale	36,416	4,136,643
Additions to property and equipment	(38)	(4,308)
Net cash provided by investing activities	11,334	1,287,471
Cash flows from financing activities
Value of equity awards withheld for tax liability	—	(43)
Proceeds from issuance of common stock	24	2,748
Net cash provided by financing activities	24	2,705
Effect of exchange rate change on cash and cash equivalents	—	(43,292)
Increase in cash and cash equivalents	3,288	330,424
Cash and cash equivalents—beginning of period	8,949	1,042,474
Cash and cash equivalents—end of period	$12,237	¥1,372,898

(5) Notes on the Consolidated Quarterly Financial Statements

(a) Note regarding Assumption of Going Concern

None noted as of the date of filing of this report.

(b) Note in case of Significant Changes in the Amount of Shareholders' Equity

Not applicable.